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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

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                                      FORM 8-K

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported)   May 1, 1998
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                        CARING PRODUCTS INTERNATIONAL, INC.
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                  (Exact Name of Registrant as Specified in Charter)



          Delaware                   333-35239                  98-0134875
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     (State or Other               (Commission              (IRS Employer
     Jurisdiction of                 File No.)              Identification No.)
     Incorporation)



200 First Avenue West, Suite 200, Seattle, Washington          98119
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code (206) 282-6040
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

This information is provided in accordance with Reg. Section 229.304.

Item 304. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

(a)(1)(i) On March 12, 1998, Registrant engaged Peterson Sullivan P.L.L.C. ("Peterson") to audit Registrant's financial statements for the fiscal year ended March 31, 1998. Prior thereto, Peterson had rendered certain services to Registrant relating to accounting periods subsequent to March 31, 1997. Although Registrant and Peterson do not believe such services impaired their independence, both became concerned regarding the appearance of impairment. Accordingly, on May 1, 1998, Registrant terminated the engagement of Peterson.

(a)(1)(ii) Peterson has not issued any opinion on Registrant's financial statements for the fiscal year ended March 31, 1998 and was only in the planning stage of its audit at the time of dismissal.

(a)(1)(iii) The termination of Peterson was approved by Registrant's board of directors upon the recommendation of its audit committee.

(a)(1)(iv) There were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Registrant's fiscal year ended March 31, 1998 or any subsequent interim period preceding May 1, 1998.

(a)(1)(v)      Inapplicable.

(a)(2) The Registrant selected Grant Thorton LLP ("Grant") as its new independent accountant effective May 1, 1998. Prior to such selection, Grant had not performed any services for the Registrant.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

     16 -- Letter, dated May 5, 1998, from Peterson Sullivan P.L.L.C., the Registrant's former principal accountants, to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

                                      SIGNATURES

                                        CARING PRODUCTS INTERNATIONAL, INC.



                                        By:  /s/ Sandra L. Sternoff
                                             --------------------------------
                                             Sandra L. Sternoff,
                                             Chief Financial Officer

Dated:  May 6, 1998


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